Exhibit 10.1.3

FOURTH AMENDMENT

TO

CARROLL COMMUNITY BANK

EMPLOYEE STOCK OWNERSHIP PLAN

EFFECTIVE JANUARY 1, 2011

This Fourth Amendment to the Carroll Community Bank Employee Stock Ownership Plan, effective as of January 1, 2011 (the “Plan”) is adopted by Carroll Community Bank (the “Employer”).

WHEREAS, the Employer desires to amend the Plan in order to comply with certain Internal Revenue Code requirements;

NOW, THEREFORE effective as of January 1, 2011, the Employer under the rights reserved in Section 13.3 of the Plan, hereby amends the Plan as follows:

First Change

In Section 1.6, delete the second sentence and replace it with the following:

“The Plan is intended to have its assets invested primarily in Stock of one or more Employers, which Stock is intended to satisfy the definition of qualified employer securities within the meaning of Sections 4975(e)(8) and 409(l) of the Code, and to satisfy any requirements under ERISA or the Code applicable to such a plan.”

Second Change

In Section 8.1, add subsection (d) to read as follows;

“As of the end of each Plan Year, Shares of Stock released from the Unallocated Stock Fund will be allocated to Participants’ accounts in Shares of Stock or other non-monetary units, as opposed to dollar amounts, in accordance with T. Reg. Section 54.4975-11(d)(2).”

IN WITNESS WHEREOF, this Amendment to the Plan has been executed on April 16, 2015.